Exhibit 10.4
BLUE OWL DIGITAL INFRASTRUCTURE TRUST

AMENDED AND RESTATED DEALER MANAGER AGREEMENT
November 7, 2025

Blue Owl Digital Infrastructure Trust
150 N. Riverside Plaza, 37th Floor
Chicago, IL 60606
Ladies and Gentlemen:
Blue Owl Digital Infrastructure Trust, a Maryland statutory Trust (the “Trust”), that intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) for qualification and taxation of the Trust as a real estate investment trust (“REIT”), is conducting a private placement offering (the “Offering”) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), of Class S, Class D and Class I common shares of beneficial interest (the “Shares”). Blue Owl Securities LLC, as the managing dealer (the “Dealer Manager”), and the broker-dealers participating in the offering (the “Participating Broker-Dealers”) will solicit subscriptions pursuant to which investors will invest in Shares, from time to time. Such solicitations will be made by the Dealer Manager and any Participating Broker-Dealer on a “best efforts” basis. Investments will be solicited (i) in the United States only to U.S. persons who are “accredited investors” within the meaning of Regulation D under the Securities Act and (ii) outside the United States in accordance with Regulation S under the Securities Act and pursuant to the laws, rules, and regulations applicable to the offer and sale of Shares in the applicable non-U.S. jurisdiction. Terms not otherwise defined herein shall have the same meaning as in the Private Placement Memorandum, as that term is defined in Section 1.1 below.
The Trust entered into an investment advisory agreement (the “Investment Advisory Agreement”) with Blue Owl Digital Infrastructure Trust Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) on October 3, 2025.
The Trust and the Adviser hereby enter into this amended and restated agreement (this “A&R Agreement”) with the Dealer Manager, as follows:

1.Representations and Warranties of the Trust and the Adviser.
The Trust and the Adviser hereby represent and warrant to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Trust) that, as of the date hereof and at all times during the Offering (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Trust and the Adviser only make such representations and warranties as of such date or dates):
1.1.The Shares have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements of the Securities Act and any other applicable laws pursuant to the confidential private placement memorandum dated as of September 2025 and amended or supplemented from time to time (the “Private Placement Memorandum”). The Shares are being offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the Offering will be made, to U.S. persons who are “accredited investors” within the meaning of Regulation D under the Securities Act, and (ii) outside the United States in accordance with Regulation S under the Securities Act. As of the date hereof, no jurisdiction in which the Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust, threatened. The Trust is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

1.2.The Private Placement Memorandum does not, and any amendments thereto will not, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Trust and the Adviser make no warranty or representation with respect to any statement contained in the Private Placement Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Trust by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Private Placement Memorandum or any amendments or supplements thereto.

1.3.The Investment Advisory Agreement has been duly authorized, executed and delivered by the Trust.

1.4.The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Private Placement Memorandum and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5.The Trust has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Private Placement Memorandum, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Trust (a “Trust Material Adverse Effect”). The Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Private Placement Memorandum, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Adviser or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect” and each of an Adviser Material Adverse Effect and a Trust Material Adverse Effect, as applicable to the Trust or the Adviser, a “Material Adverse Effect”).

1.6.The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Private Placement Memorandum and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Trust and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7.The Shares conform in all material respects to the description of the Shares contained in the Private Placement Memorandum. As of the date hereof, the Trust has authorized an unlimited number of Shares. As of the date hereof, all the issued and outstanding Shares are fully paid and non-assessable.

1.8.The Trust is not in violation of its certificate of trust, its declaration of trust, or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Trust will not violate the terms of or constitute a default under: (a) its certificate of trust, declaration of trust or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Trust is a party; or (c) any law, rule or regulation applicable to the Trust; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9.The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.10.The Trust intends to conduct its business so as not to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.11.The terms of the Investment Advisory Agreement, including compensation terms, will comply in all material respects with all applicable provisions of the Advisers Act.

1.12.The approval of the Investment Advisory Agreement by the board of trustees of the Trust has been made in accordance with applicable law.

1.13.Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Trust of this Agreement or the issuance and sale by the Trust of the Shares, except; (a) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Shares are being offered by the Dealer Manager and the Participating Broker-Dealers; and (b) any necessary qualification or notice under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.14.There are no actions, suits or proceedings pending or, to the knowledge of the Trust or the Adviser, respectively, threatened against either the Trust or the Adviser, respectively, at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.15.The issuance and sale of the Shares have been duly authorized by the Trust, and, when issued and duly delivered against payment therefor as contemplated by the Private Placement Memorandum and the Subscription Agreement substantially in the form attached as an Appendix to the Private Placement Memorandum (the “Subscription Agreement”), the Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Trust are not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or bylaws of the Trust or under any agreement to which the Trust is a party or otherwise.

1.16.When applicable, the financial statements of the Trust to be included in a registration statement on Form 10 (the “Form 10”) and included or to be included in the Trust’s periodic reports filed pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the related notes, will present fairly, in all material respects, the financial position of the Trust, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”), except as described in the notes thereto.

1.17.When applicable, the independent accounting firm that will have audited and certified any financial statements included in the Form 10 or to be included in the Trust’s Annual Report on Form 10-K or any amendments thereto, shall be, as of the applicable dates thereof, and shall have been during the periods covered by their report included therein, independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.18.Since the respective dates as of which information is given in the Private Placement Memorandum or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.19.All of the Trust’s material contracts or other documents are accurately described in all material respects in the Private Placement Memorandum. The agreements to which either the Trust or the Adviser is a party which are described in Private Placement Memorandum are valid and enforceable in all material respects by the Trust or the Adviser except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Trust’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.20.The Trust has, and, to the knowledge of the Trust, all of the Trust’s trustees or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.21.Neither the Trust nor, to the knowledge of the Trust, any trustee, officer, employee or affiliate of the Trust, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
1.22.When applicable, the Trust expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Trust in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Trust’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Trust will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Trust; and the Trust expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Trust’s knowledge, neither the Trust nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Trust or the Adviser, as the case may be, or received or retained any funds, and no funds of the Trust have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Trust or the Adviser.

1.23.No relationship, direct or indirect, exists between or among the Trust on the one hand, and the directors, trustees, officers and security holders of the Trust, the Adviser or their respective affiliates, on the other hand, which is required to be described in the Private Placement Memorandum and which is not so described.

2.Covenants of the Trust and the Adviser.
Each of the Trust and the Adviser hereby covenants and agrees, with respect to itself and for the benefit of the Dealer Manager, that:
2.1.The Trust will promptly advise the Dealer Manager of the receipt of any comments of, or requests for additional or supplemental information from, the SEC and of any proposed amendment or supplement to the Private Placement Memorandum. Prior to amending or supplementing the Private Placement Memorandum the Trust shall furnish to the Dealer Manager for its review, a reasonable period of time prior to the proposed use thereof, a copy of each such proposed amendment or supplement. The Trust will file and amend a Form D in accordance with the rules and regulations of the Securities Act.

2.2.In addition to and apart from the Private Placement Memorandum, the Trust intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Trust, the Adviser or the Dealer Manager (“Sales Literature”). Such printed Sales Literature may include a brochure describing the Trust, as well as articles and publications about investment strategies applicable to the Trust. Such Sales Literature prepared by the Trust, the Adviser or the Dealer Manager, provided that the use of such Sales Literature has been approved for use by the Trust in writing by all applicable regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” If FINRA or any governmental agency (including, without limitation, any state securities regulator or commissioner, or any similar agency with respect to a non-U.S. jurisdiction) or other self-regulatory organization prohibits the use of any Sales Literature, the Trust shall promptly provide written notice of such fact to the Dealer Manager and the Adviser, and such notice shall specifically identify the prohibited Sales Literature. If the Trust uses Sales Literature in connection with the Offering prepared by the Trust, the Adviser or the Dealer Manager that is intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such materials in accordance with Section 4.4 below.

2.3.The Trust will, at no expense to the Dealer Manager, furnish to the Dealer Manager and Participating Broker-Dealers designated by the Dealer Manager, as many copies as the Dealer Manager may reasonably request in connection with the sale of Shares of (a) the Private Placement Memorandum, including all amendments and exhibits thereto, and (b) the Authorized Sales Materials.

2.4.The Trust will use its commercially reasonable efforts to (a) qualify the Shares for sale under, or to establish the exemption of the sale of the Shares from qualification or registration under, the applicable state securities (“blue sky” laws), or the applicable laws of any non-U.S. jurisdiction, designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Trust will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Shares have been sold, provided that the Dealer Manager shall have provided the Trust with any information required for such filings or reports that is in the Dealer Manager’s possession. The Trust will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Shares in any additional jurisdiction in which the sale of Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Shares in any jurisdiction in any respect. The Trust will furnish to the Dealer Manager a copy of such papers filed by the Trust in connection with any such qualification.

2.5.If at any time when a Private Placement Memorandum is delivered to a potential investor any event occurs as a result of which, in the opinion of the Trust, the Private Placement Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Trust will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Broker-Dealers shall suspend the Offering in accordance with Section 4.4 hereof until such time as the Trust, in its sole discretion (a) instructs the Dealer Manager to resume the Offering and (b) has prepared any required supplement to the Private Placement Memorandum as shall be necessary to correct such statement or omission.

2.6.The Trust is conducting the Offering as a private placement and shall not take any action that (i) causes the Offering to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act or any regulations promulgated thereunder or (ii) causes the Offering to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.

2.7.The Trust will apply the proceeds from the sale of the Shares as stated in the Private Placement Memorandum.

2.8.The Trust will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

2.9.The Trust will operate in a manner so as to enable the Trust to qualify to be taxed as a REIT under the Code, for each taxable year during which it elects to be treated as a REIT under the Code; provided, however, that at the discretion of the Trust’s board of trustees, it may elect to not be so treated.

3.Payment of Expenses and Fees.

3.1.The Trust agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the preparation of the Private Placement Memorandum (including without limitation financial statements, exhibits, schedules and consents) and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Shares, including any share or other transfer taxes or duties payable upon the sale of the Shares; (c) all fees and expenses of the Trust’s legal counsel and the independent registered public accounting firm; (d) filings required under the federal securities laws (including, for the avoidance of doubt, Form D filings) or under state law, (e) the qualification of the Shares for sale under state laws in the states, or the non-U.S. laws in non-U.S. jurisdictions, including the Qualified Jurisdictions, that the Trust shall designate as appropriate and the determination of their eligibility for investment under state or non-U.S. law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (f) filing for review by FINRA of all necessary documents and information relating to the Offering and the Shares, as well as review of any Authorized Sales Materials (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (g) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Private Placement Memorandum; (h) all costs and expenses incident to the travel and accommodation of the Trust’s or Adviser’s employees with respect to the Offering; and (i) the performance of the Trust’s other obligations hereunder.

3.2.In addition, the Trust shall reimburse the Dealer Manager or Participating Broker-Dealers for reasonable out-of-pocket due diligence expenses incurred by the Dealer Manager or such Participating Broker-Dealer. Such due diligence expenses may include reasonable travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Trust’s offices to verify information relating to the Trust. The Dealer Manager or any Participating Broker-Dealer shall provide to the Trust a detailed and itemized invoice for any such due diligence expenses.

4.Obligations and Compensation of Dealer Manager. The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Trust and the Adviser (provided that, to the extent representations and warranties of the Trust and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1.The Trust hereby appoints the Dealer Manager as its non-exclusive agent and distributor during the Offering to solicit subscriptions for the Shares upon the other terms and conditions set forth in the Private Placement Memorandum and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Shares during the Offering. It is expressly understood between the Dealer Manager and the Adviser that the Dealer Manager may cooperate with respect to the offering and sale of the Shares with other broker-dealers who are registered as broker-dealers with the SEC, members of FINRA and duly licensed by the appropriate regulatory agency of each jurisdiction in which they will conduct offers and sales of the Shares, or with broker-dealers exempt from all such registration requirements. Such other Participating Broker-Dealers may be retained by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Dealer Manager and the respective other Participating Broker-Dealers and as are in accordance with the terms hereof. During the Offering, offers and sales of Shares pursuant to the terms of any Participating Broker-Dealer Agreement that are made to “benefit plan investors” (within the meaning of Section 3(12) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or other investors who are or whose assets are subject to Title I of ERISA or Section 4975 of the Code must be properly and clearly identified to the Trust. At the Trust’s request, the Dealer Manager will provide to the Trust a list of all investors and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering.

4.2.The Dealer Manager represents to the Trust that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (iii) it has established and implemented anti-money laundering compliance programs (the “AML Program”) in accordance with applicable law, including applicable FINRA Rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with all applicable regulations and programs (“OFAC Program”) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and will continue to maintain its OFAC Program during the term of this Agreement.
As of the date of this Agreement, the Dealer Manager is in compliance with all applicable AML Rules and OFAC requirements, specifically including, but not limited to, any Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Trust, to provide an annual certification to the Trust that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC Program requirements applicable to it, (ii) it has continued to implement its AML Program and its OFAC Program as applicable to it, and (iii) it is currently in compliance with all applicable AML Rules and OFAC Program requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.3.With respect to its participation and the participation by each Participating Broker-Dealer in the Offering (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, Exchange Act, FINRA Rules, Regulation Best Interest under the Exchange Act, and any other applicable foreign, state or local securities or other laws or rules of any applicable self-regulatory agency in offering and selling the Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Shares. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA Rules or Commission Rules or any other applicable Federal or state laws, including Regulation D under the Securities Act.

4.4.The Dealer Manager shall cause the Shares to be offered and sold only in each jurisdiction designated in Exhibit B hereto as “Qualified Jurisdictions,” and in such additional jurisdictions as may be added thereto in which the Offering has been authorized by appropriate state or non-U.S. regulatory authorities. No Shares shall be offered or sold for the account of the Trust in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the Offering only the Private Placement Memorandum and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Private Placement Memorandum. The Dealer Manager represents and warrants to the Trust that it will not (i) use any Sales Literature not authorized and approved by the Trust; (ii) use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Shares; or (iii) offer or sell Shares by means of any form of general solicitation or general advertisement, including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Dealer Manager agrees to comply with all applicable requirements under the Securities Act, the Exchange Act, and any other foreign, state or local securities or other laws or rules of any applicable self-regulatory organization in offering and selling Shares. The Dealer Manager agrees, and will cause the Participating Broker-Dealers to each agree, to suspend or terminate offering and sale of the Shares upon request of the Trust at any time and to resume offering and sale of the Shares upon subsequent request of the Trust.

4.5.The Dealer Manager has not taken and shall not take any action that (i) causes the Offering to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act or any regulations promulgated thereunder or (ii) causes the Offering to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.

4.6.In consideration for the services rendered by the Dealer Manager, the Trust agrees that it will pay to the Dealer Manager:

4.6.1.Subject to the special circumstances described in or otherwise provided in this Agreement and provided in the “Plan of Distribution” section of the Private Placement Memorandum, which may be amended and restated from time to time, subject to the limitations set forth in Section 4.6.2 below, the Trust will pay to the Dealer Manager a servicing fee with respect to sales of Class S Shares and Class D Shares (the “Servicing Fee”) and the Dealer Manager may charge or permit Participating Broker-Dealers to charge transaction or other fees, including upfront placement fees or brokerage commissions, all as described in Schedule 1 to this Agreement. The Trust will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all or a portion of the Servicing Fee to any Participating Broker-Dealers who sold the Class S Shares or Class D Shares giving rise to a portion of such Servicing Fee to the extent the Participating Broker-Dealer Agreement with such Participating Broker-Dealer provides for such a reallowance and such Participating Broker-Dealer is in compliance with the terms of such Participating Broker-Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Private Placement Memorandum, at such time as the Participating Broker-Dealer who sold the Class S Shares or Class D Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Class S Shares or Class D Shares or the Participating Broker-Dealer no longer satisfies any or all of the conditions in its Participating Broker-Dealer Agreement for the receipt of the Servicing Fee, then the Participating Broker-Dealer’s entitlement to the Servicing Fees related to such Class S Shares or Class D Shares, as applicable, shall cease in, and the Participating Broker-Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Participating Broker-Dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S Shares or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Participating Broker-Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Participating Broker-Dealer is not entitled to any Servicing Fee with respect to Class I Shares. The Dealer Manager will also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

4.6.2.The Dealer Manager shall cease receiving the Servicing Fee with respect to any Class S Share or Class D Share held in a shareholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total transaction or other fees, including any upfront placement fees or brokerage commissions charged by the Participating Broker-Dealers, as described in Schedule 1 to this Agreement, and Servicing Fees paid with respect to the Shares held by such shareholder within such account would exceed, in the aggregate, any agreed-upon amount of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, each such Class S Share or Class D Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Shares (including any fractional shares), each with an equivalent aggregate net asset value per share as such Share. In addition, the Dealer Manager will cease receiving the Servicing Fee on Class S Shares and Class D Shares in connection with the Offering upon the earlier to occur of the following: (i) a liquidity event, or (ii) the date following the completion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including any upfront placement fees or brokerage commissions charged by Participating Broker-Dealers, as described in Schedule 1 to this Agreement, the Servicing Fee and other underwriting compensation, reaches any agreed-upon amount of the gross proceeds from Shares sold in the Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class S Shares and Class D Shares issued by the Trust during the term of the Offering, and not issued pursuant to a prior offering, shall be underwriting compensation with respect to the Offering and not with respect to any other offering.

4.7.The Dealer Manager may reallow upfront placement fees or brokerage commissions, Servicing Fees or other underwriting compensation to the Participating Broker-Dealer who offered or sold the Shares giving rise to the upfront placement fees or brokerage commissions, Servicing Fees or other underwriting compensation, as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. The Adviser will not be liable or responsible to any Participating Broker-Dealer or Servicing Dealer for direct payment or reallowance of any upfront placement fees or brokerage commissions or Investor Servicing Fees to such Participating Broker-Dealer or Servicing Dealer, the payment or reallowance, as applicable, of any upfront placement fees or brokerage commissions or Servicing Fees to such Participating Broker-Dealer or Servicing Dealer being the sole and exclusive responsibility of the Dealer Manager. Notwithstanding the foregoing, at the discretion of the Adviser, the Adviser may act as agent of the Dealer Manager by making direct payment of upfront placement fees or brokerage commissions or Servicing Fees to Participating Broker-Dealers or Servicing Dealers on behalf of the Dealer Manager without incurring any liability.
4.8.The Trust will not be liable or responsible to any Participating Broker-Dealer for direct payment of Servicing Fees or other underwriting compensation to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of all such Servicing Fees or other underwriting compensation to Participating Broker-Dealers.

4.9.The Dealer Manager represents and warrants to the Trust and the Adviser that the information regarding the Offering in the Private Placement Memorandum and all other information furnished to the Trust by the Dealer Manager in writing expressly for use in the Private Placement Memorandum or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10.Neither the Dealer Manager nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any of the “Bad Actor” disqualifications (“Disqualification Events”) set forth in Rule 506(d) of Regulation D under the Securities Act applicable to the Dealer Manager, or which would require disclosure to prospective purchasers of securities in the Offering pursuant to Rule 506(e), except for a Disqualification Event contemplated by Rule 506(d)(2) of the Securities Act, a description of which has been furnished in writing to the Trust prior to the date hereof. The “Bad Actor” disqualifications include, among other things: (1) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security or false filings with the SEC; (2) final orders from the Commodities Futures Trading Commission, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (3) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (4) SEC cease-and-desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (5) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (6) U.S. Postal Service false representation orders. To the extent permitted by applicable law and without disclosing any non-public personal information regarding any Dealer Manager Covered Person, the Dealer Manager will promptly notify the Trust if it becomes aware of a Dealer Manager Covered Person who is or becomes the subject of a Disqualifying Event or determines that the Trust’s exemption under Rule 506 is no longer available as a result of any Disqualifying Event.

4.11.In its agreements with Participating Broker-Dealers, the Dealer Manager will require each Participating Broker-Dealer to represent that:

4.11.1.It has exercised reasonable care, in accordance with section (e) of Rule 506, in making a factual inquiry into whether any Disqualifying Event exists with respect to the Participating Broker-Dealer or any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, or any of the directors, executive officers or other officers participating in the Offering, or any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, or any other officers, employees or associated persons of the Participating Broker-Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of Shares (each, a “Participating Broker-Dealer Covered Person” and, together, “Participating Broker-Dealer Covered Persons”);

4.11.2.It shall make periodic factual inquiry as to the occurrence or existence of any Disqualifying Events with respect to itself and its Participating Broker-Dealer Covered Persons, and shall conduct such factual inquiry with reasonable care in accordance with subsection (d)(2)(iv) of Rule 506;

4.11.3.To the extent permitted by applicable law, it will promptly notify the Trust if it is or becomes subject to a Disqualifying Event or if it becomes aware that any of its Participating Broker-Dealer Covered Persons is or becomes the subject of a Disqualifying Event; and

4.11.4.If a Disqualifying Event occurs with respect to any of its Participating Broker-Dealer Covered Persons, the Trust shall have the right to terminate the Participating Broker-Dealer Agreement with effect from the date of the occurrence of the Disqualifying Event.

5.Indemnification.

5.1.For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, trustees, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2.The Trust and the Adviser, severally and not jointly, will indemnify, defend (subject to Section 5.5) and hold harmless the Participating Broker-Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities (collectively, “Losses”), joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Trust or the Adviser, any material breach of a covenant contained herein by either the Trust or the Adviser, or any material failure by either the Trust or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Authorized Sales Materials, or (c) the omission or alleged omission to state a material fact required to be stated in the Private Placement Memorandum as necessary to make the statements therein not misleading, and the Trust and the Adviser will reimburse each Participating Broker-Dealer or Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such Loss or action; provided, however, that the Trust or the Adviser will not be liable in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Trust or the Adviser by the Dealer Manager or (y) to the Trust, the Adviser or Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Private Placement Memorandum. This indemnity agreement will be in addition to any liability which either the Trust or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Trust or the Adviser of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws by the Trust or the Adviser, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3.The Dealer Manager will indemnify, defend and hold harmless the Trust and the Adviser, and their respective Indemnified Parties, from and against any Losses to which the Trust, the Adviser or their respective Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such Losses arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder or other material violation by the Dealer Manager under this Agreement, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Private Placement Memorandum as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Private Placement Memorandum, (d) any use of Sales Literature by the Dealer Manager not authorized or approved by the Trust or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, (f) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by the Dealer Manager to comply with applicable FINRA Rules or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such Loss or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4.Each Participating Broker-Dealer severally will indemnify, defend and hold harmless the Trust, the Adviser, the Dealer Manager, and each of their respective Indemnified Parties, from and against any Losses to which the Trust, the Adviser, the Dealer Manager, or any of their respective Indemnified Parties, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Broker-Dealer, any material breach of a covenant by the Participating Broker-Dealer or any material failure by the Participating Broker-Dealer to perform its obligations hereunder or under the Participating Broker-Dealer Agreement, any other material violation by the Participating Broker-Dealer under this Agreement or under the Participating Broker-Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Private Placement Memorandum or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or the Adviser or the Dealer Manager by the Participating Broker-Dealer specifically for use with reference to the Participating Broker-Dealer in the Private Placement Memorandum, (d) any use of Sales Literature by the Participating Broker-Dealer not authorized or approved by the Trust or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Shares by such Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents, (e) any untrue statement made by such Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, (f) any failure by the Participating Broker-Dealer to comply with the Participating Broker-Dealer Agreement, (g) any failure of the Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Participating Broker-Dealer to comply with applicable FINRA Rules or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such Loss or action. This indemnity agreement will be in addition to any liability which the Participating Broker-Dealer may otherwise have.

5.5.Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Alternatively, at its sole option, the indemnifying party, jointly with any other indemnifying parties similarly notified, may assume the defense thereof. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, which consent will not be unreasonably withheld or delayed.

5.6.An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

5.6.1.In the case of the Trust and the Adviser indemnifying the Dealer Manager, the advancement of funds of the Trust to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Trust, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

5.6.2.In any case of indemnification other than that described in Section 5.6.1 above, the indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party (including other Participating Broker-Dealers that sign other Participating Broker-Dealer Agreements or similar agreements). If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding the foregoing, to the extent such law firm is not located in the same jurisdiction as any legal proceeding subject to such indemnity, the indemnifying party shall also cover reasonable local counsel fees of one other law firm in each jurisdiction where the litigation is pending, it being understood that the responsibilities of such local counsel shall be minimal and not overlap with that of the lead law firm, and that such responsibilities shall consist primarily of matters such lead law firm is unable to undertake on a cost-efficient basis.

5.7.The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Broker-Dealer, or any person controlling any Participating Broker-Dealer, or by or on behalf of the Trust, the Adviser, the Dealer Manager or any officer, trustee or director thereof; (b) delivery of any Shares and payment therefor; and (c) any termination of this Agreement or any Participating Broker-Dealer Agreement. A successor of any Participating Broker-Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6.Survival of Provisions.
The respective agreements, representations and warranties of the Trust, the Adviser and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the date the Adviser determines to stop accepting subscriptions (the “Termination Date”) regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Trust, the Adviser or any person controlling the Trust; (b) the delivery of payment for the Shares; and (c) the delivery of signed Subscription Agreements. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.
7.Applicable Law; Venue.
THE PARTIES TO THIS AGREEMENT, ACTING FOR THEMSELVES AND FOR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WITHOUT REGARD TO DOMICILE, CITIZENSHIP OR RESIDENCE, EXPRESSLY AND IRREVOCABLY SUBMIT TO, AS THE EXCLUSIVE FORUM FOR THE DETERMINATION OF ALL DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT THAT IS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. EACH OF THE PARTIES WAIVES ANY CLAIMS OF INCONVENIENT FORUM OR VENUE.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.
8.Counterparts.
This Agreement may be executed, by facsimile, electronic transmission or otherwise, in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.Entire Agreement.
This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.
10.Successors and Amendment.

10.1.This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Trust, the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker-Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.This Agreement may be amended only by the written agreement of the Dealer Manager, the Trust and the Adviser.

10.3.Neither the Trust or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Trust and the Adviser, acting together, on the other hand.

11.Term and Termination.

11.1.This Agreement may be terminated by the Dealer Manager, on the one hand, or the Trust and the Adviser acting together, on the other, in the event that (a) the Trust or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Trust or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Trust or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2.Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Trust’s trustees, on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser.

11.3.The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Shares into the appropriate account designated by the Trust, (ii) promptly deliver to the Trust all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Trust to accomplish an orderly transfer of management of the Offering to a party designated by the Trust.

11.4.In addition to any other obligations of the Trust that survive the expiration or termination of this Agreement, the Trust shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.Reserved.

13.Submission of Orders.

13.1.Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement substantially in the form attached as an Appendix to the Private Placement Memorandum and to deliver to the Participating Broker-Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Shares, which must be at least the minimum purchase amount set forth in the Private Placement Memorandum. The Dealer Manager shall ensure that any Participating Broker-Dealer shall only offer to sell and accept Subscription Agreements and Subscription Payments for Shares in accordance with the offering terms and conditions as set forth in the Private Placement Memorandum. Persons who purchase Shares shall make their Subscription Payments payable to “UMB Bank, N.A., as Escrow Agent for Blue Owl Digital Infrastructure Trust.”

The Trust will sell the Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Private Placement Memorandum. Each person desiring to purchase Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Shares and, as a result, may receive fractional Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions, or for a sale of Shares not meeting the offering terms and conditions set forth in the Private Placement Memorandum, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.
13.2.If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Trust commences investment operations, to the Trust or its designated agent.

13.3.If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Trust commences investment operations, to the Trust or its designated agent.

Notwithstanding the foregoing, with respect to any Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Escrow Agent, or after the Trust commences investment operations, to the Trust or its designated agent. The Processing Broker-Dealer shall furnish to the Escrow Agent, the Trust or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, number of Shares subscribed for and the amount of money paid. The Dealer Manager understands that the Trust reserves the unconditional right to reject any Subscription Agreement, in whole or in part, for any or no reason.

14.Suitability of Investors; Compliance with Privacy Laws.

14.1.The Dealer Manager will offer Shares, and in its agreements with Participating Broker-Dealers will require that the Participating Broker-Dealers offer Shares, only to those persons who meet the suitability standards set forth in the Private Placement Memorandum or in any suitability letter or memorandum sent by the Trust (including, for the avoidance of doubt, only from investors each of which, together with any other investor for which such investor is acting as a trustee or other fiduciary, the Dealer Manager or Participating Broker-Dealer making such offering of Shares, shall reasonably believe (a) is an “accredited investor” with respect to the Shares within the meaning of Regulation D under the Securities Act; or (b) is not a United States person within the meaning of Rule 902 under the Securities Act) and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, the Dealer Manager will comply, and in its agreements with Participating Broker-Dealers, the Dealer Manager will require that the Participating Broker-Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Private Placement Memorandum, including status as an “accredited investor” as defined in Regulation D under the Securities Act, minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, any applicable non-U.S. jurisdiction, FINRA or the Trust) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Trust and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account; and the purchaser of Shares has a substantive pre-existing relationship with the Dealer Manager pursuant to Regulation D under the Securities Act. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to retain its records in compliance with applicable law and make available a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer or sale of Shares at the time of the initial purchase of Shares to (i) the Trust and (ii) representatives of the SEC, FINRA and applicable state or non-U.S. securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency for a period of at least six years following the Termination Date. In addition, at the Trust’s reasonable written request, which shall be no later than the six-year anniversary of the Termination Date, and at the Trust’s sole expense, the Dealer Manger agrees to retain such records for a reasonable period of time beyond the six-year anniversary of the Termination Date. The Dealer Manager shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2.The Dealer Manager agrees, and in its agreements with Participating Broker-Dealers the Dealer Manager will require that the Participating Broker-Dealers agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If the Dealer Manager uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

15.Notices.
Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt when delivered via email or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Trust:	Blue Owl Digital Infrastructure Trust
150 N. Riverside Plaza, 37th Floor
Chicago, IL 60606
Attention: Kevin Halleran
E-mail: legal@blueowl.com

If to the Adviser:	Blue Owl Digital Infrastructure Trust Advisors LLC
150 N. Riverside Plaza, 37th Floor
Chicago, IL 60606
Attention: Neena Reddy
E-mail: legal@blueowl.com

If to the Dealer Manager:	Blue Owl Securities LLC
399 Park Avenue, 38th floor
New York, NY 10022
Attention: Sean Connor
E-mail: legal@blueowl.com

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.
16.No Partnership.
Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Trust; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Shares according to the terms set forth in the Private Placement Memorandum as amended and supplemented and in this Agreement.
17.Severability.
The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“TRUST”

BLUE OWL DIGITAL INFRASTRUCTURE TRUST

By:	/s/ Matthew A’Hearn
Name: Matthew A’Hearn
Title: Chief Executive Officer

“ADVISER”

BLUE OWL DIGITAL INFRASTRUCTURE TRUST ADVISORS LLC

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Chief Legal Officer
Accepted and agreed as of the date first above written:

“DEALER MANAGER”

BLUE OWL SECURITIES LLC

By:	/s/ Sean Connor
Name: Sean Connor
Title: President and Chief Executive Officer

Schedule 1
Compensation
    I.    Up-Front Sales Loads
Unless the Dealer Manager and the applicable financial intermediaries agree otherwise, the Dealer Manager will not receive an upfront sales load with respect to Class S Shares. The Dealer Manager will not receive any upfront sales load with respect to Class D Shares or Class I Shares. However, if subscribers purchase Class S Shares or Class D Shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the Participating Broker-Dealer limit such charges to 3.5% of the transaction price for each Class S Share and 1.50% of the transaction price for each Class D Share.
Certain financial intermediaries may agree that the Dealer Manager will receive an upfront sale load of up to 3.5% with respect to Class S shares sold through such intermediary. All or a portion of the applicable upfront sales load received by the Dealer Manager shall be reallowed (paid) in whole or in part by the Dealer Manager to such financial intermediary, as described more fully in the Participating Broker-Dealer Agreement or Other Agreements entered into with such financial intermediary and its affiliates, and which Participating Broker-Dealer Agreement or other agreements will provide the amount of the applicable upfront sales load, if any, to be reallowed to the applicable financial intermediary.

    II.    Servicing Fee
The Trust will pay to the Dealer Manager a Servicing Fee (i) with respect to outstanding Class S Shares equal to 0.85% per annum of the aggregate net asset value of the Trust’s outstanding Class S Shares and (ii) with respect to outstanding Class D Shares equal to 0.25% per annum of the aggregate net asset value of the Trust’s outstanding Class D Shares. The Servicing Fees will be paid monthly in arrears. The Dealer Manager will reallow all or a portion of the Servicing Fee with respect to the Class S Shares and Class D Shares to a Participating Broker-Dealer subject to the terms and conditions included in the applicable Participating Broker-Dealer Agreement. The Trust will not pay the Dealer Manager a Servicing Fee with respect to Class I Shares.

EXHIBIT A
FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

EXHIBIT B
QUALIFIED JURISDICTIONS
AS OF NOVEMBER 7, 2025

United States of America